EXHIBIT 10.7
100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
LEASE AGREEMENT
     THIS LEASE AGREEMENT is made as of this 14th day of November, 2006, between ARE-MA REGION NO. 9, LLC, a Delaware limited liability company (“Landlord”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc. (“Tenant”).
BASIC LEASE PROVISIONS

Address:	100 Beaver Street, Waltham, Massachusetts

Premises:	That portion of the Project, containing approximately 31,000 rentable square feet, as determined by Landlord, as shown on Exhibit A and consisting of the following:

(1) Suite 301 consisting of approximately 28,900 rentable square feet on the third floor (the “Third Floor Premises”)

(2) Suite 103 consisting of approximately 2,100 rentable square feet on the first floor (the “First Floor Premises”)

The Third Floor Premises and First Floor Premises are collectively referred to as the “Premises”.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$64,583.33 per month for the Premises, plus for the time period set forth in Section 2(b) an additional $437.50 per month for the Second Floor Premises.

Rentable Area of Premises:	Approximately 31,000 sq. ft. with respect to the Premises, plus for the time period set forth in Section 2(b) approximately an additional 350 sq. ft. with respect to the Second Floor Premises.

Rentable Area of Project:	Approximately 82,000 sq. ft.

Tenant’s Share of Operating Expenses:	37.8% for the Premises, plus for the time period set forth in Section 2(b) an additional 00.43% for the Second Floor Premises.

Security Deposit:	$193,750, as more particularly provided in Section 6

Target Commencement Date:	November 15, 2006 for the Third Floor Premises

Commencement Date:	November 15, 2006

Rent Commencement Date:	November 15, 2006

Rent Adjustment Percentage:	3.5%

Base Term:	A term beginning on the Commencement Date and ending on November 30, 2011. Landlord and Tenant acknowledge that prior to the Commencement Date, Tenant occupies the Third Floor Premises and that portion of the second floor of the Building shown on Exhibit H (the “Second Floor Premises”) as a subtenant under a separate

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Sublease between Oscient Pharmaceuticals Corporation as Sublandlord and Tenant as Subtenant, dated April 22, 2004, as amended by the First Amendment to Sublease dated December 31, 2004 and the Second Amendment to Sublease dated October 31, 2005 (as amended to date, the “Prior Sublease”), which Prior Sublease is pursuant to the Lease Agreement between Genome Therapeutics Corporation as tenant and Actmed Limited Partnership as landlord, dated June 1, 1992 (the “Overlease”). The Prior Sublease terminates as of 12:00 midnight on November 14, 2006, and the Overlease terminates as of midnight on November 15, 2006.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
385 East Colorado Boulevard, Suite 299	385 East Colorado Boulevard, Suite 299
Pasadena, CA 91101	Pasadena, CA 91101
Attention: Accounts Receivable	Attention: Corporate Secretary

Tenant’s Notice Address:	Guarantor of Lease: None
100 Beaver Street, Suite 301 Waltham, MA 02453 Attention: Charles Carter
The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☑ EXHIBIT A — PREMISES DESCRIPTION	☑ EXHIBIT B — DESCRIPTION OF PROJECT
☑ EXHIBIT C-1 — WORK LETTER FOR THIRD FLOOR PREMISES	☑ EXHIBIT C-2 — WORK LETTER FOR FIRST FLOOR PREMISES
☑ EXHIBIT D — COMMENCEMENT DATE	☑ EXHIBIT E — RULES AND REGULATIONS
☑ EXHIBIT F — TENANT’S PERSONAL PROPERTY	☑ EXHIBIT G — LANDLORD’S BASE BUILDING WORK AND PROPOSED SCHEDULE
☑ EXHIBIT H — SECOND FLOOR PREMISES	☑ EXHIBIT I — FORM OF LICENSE AGREEMENT
     1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Tenant shall have the right, in common with others entitled thereto, to use and access the portions of the Project which are for the non-exclusive use of tenants of the Project, including without limitation, the public or common lobbies, common chases and conduits, mechanical and utility rooms which are available to be accessed by tenants, hallways, stairways, elevators, walkways, common lavatories, corridors, elevator lobbies of any multi-tenant floor which may be accessed by Tenant, access roads, driveways, parking areas, loading areas, sidewalks, landscaped areas and trash enclosures (collectively referred to herein as the “Common Areas”). Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.
     As used herein “Shared Areas” shall mean the vending area (“First Floor Vending Area”) and conference room with seating for at least 40 people to be constructed on the first floor of the Project (the “First Floor Conference Room”) pursuant to Section 2 and the existing glass wash and autoclave room located on the second floor of the Project. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute the License Agreement with respect to the Shared Areas in the form attached hereto as Exhibit I.
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     2. Delivery; Acceptance of Premises; Commencement Date; Base Building Work. Landlord shall use reasonable efforts to deliver the Third Floor Premises to Tenant on or before the Target Commencement Date, and the First Floor Premises with Landlord’s Work, if any, Substantially Completed on or before the date set forth for such Substantial Completion in the First Floor Work Letter (in each case, “Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. As used herein, the terms “Landlord’s Work,” “Force Majeure Delays,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the First Floor Work Letter, and the term “Tenant’s Work” shall have the meaning set forth for such term in the Third Floor Work Letter.
     (a) Delivery of Third Floor Premises. If Landlord does not Deliver the Third Floor Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure Delays and Tenant Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 60-day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.
     Except as set forth in the Third Floor Work Letter: (i) Tenant shall accept the Third Floor Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Third Floor Premises; and (iii) Tenant’s taking possession of the Third Floor Premises shall be conclusive evidence that Tenant accepts the Third Floor Premises and that the Third Floor Premises were in good condition at the time possession was taken, subject to Landlord’s completion of the Base Building Work that is applicable to the Third Floor Premises as provided in Section 2(d). Any occupancy of the Third Floor Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of the Prior Sublease, including the obligation to pay Rent hereunder.
     (b) Delivery of First Floor Premises. Landlord shall use reasonable efforts to Deliver the First Floor Premises to Tenant on or before February 1, 2007 (the “First Floor Target Commencement Date”). The Commencement Date with respect to the First Floor Premises (“First Floor Commencement Date”) shall be the earliest of (i) the date the Landlord Delivers the First Floor Premises, (ii) the date Landlord could have Delivered the First Floor Premises but for Tenant Delays; and (iii) the date that Tenant conducts any business in the First Floor Premises or any part thereof. The portion of Base Rent and Operating Expenses attributable to the First Floor Premises shall not be due and payable until the First Floor Commencement Date.
     For the period from the Commencement Date through the First Floor Commencement Date, notwithstanding anything contained in this Lease, the Sublease or the Overlease, Tenant may continue to occupy the Second Floor Premises, and use and occupancy thereof by Tenant following the Commencement Date under this Lease shall be pursuant to the terms and conditions of this Lease, including without limitation the obligation to pay Base Rent and Additional Rent, except that Tenant shall pay as Base Rent for the Second Floor Premises $437.50 per month (i.e., $15.00 per rentable square foot) (the “Second Floor Base Rent”) and Tenant’s Share of Operating Expenses for the Second Floor Premises shall be 00.43%. Until the First Floor Commencement Date, Tenant shall continue to have access to the Second Floor Premises from the elevator and stairwell landing on the second floor, although Landlord may modify, reconfigure and relocate such access from time to time. Upon the First Floor Commencement Date, Tenant shall surrender and vacate the Second Floor Premises in accordance with this Lease, including without limitation the requirements of Section 28.
     If Landlord does not Deliver the First Floor Premises on or before the First Floor Target Commencement Date for any reason, this Lease shall remain in full force and effect and Tenant shall
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have the right continue to occupy the Second Floor Premises as aforesaid until the First Floor Commencement Date and Landlord shall diligently pursue completion; provided, however, that as Tenant’s sole and exclusive remedy for such failure to deliver on or before the First Floor Target Commencement Date, the Second Floor Base Rent shall be abated on a day-for-day basis for each day between the First Floor Target Commencement Date and the date that Landlord Delivers the First Floor Premises. Landlord shall have no liability for failure to deliver the First Floor Premises on or before the First Floor Target Commencement Date provided that Landlord diligently pursues completion.
     Except as set forth in the First Floor Work Letter: (i) Tenant shall accept the First Floor Premises in their condition as of the First Floor Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the First Floor Premises; and (iii) Tenant’s taking possession of the First Floor Premises shall be conclusive evidence that Tenant accepts the First Floor Premises and that the First Floor Premises were in good condition at the time possession was taken. Any occupancy of the First Floor Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay the Rent attributable to the First Floor Premises hereunder from and after the First Floor Completion Date.
     (c) Acknowledgment. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the “Rent Commencement Date” and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Term which Tenant may elect pursuant to Section 40 hereof.
     Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.
     (d) Base Building Work. Prior to November 1, 2006 (the “Base Building Work Target Completion Date”), Landlord shall use reasonable efforts to substantially complete the base building work described on Exhibit G attached hereto (“Landlord’s Base Building Work”), subject to Force Majeure Delays, delays that may be caused by actions of third parties other than other tenants of the Project and Tenant Delays, if any, which Base Building Work Target Completion Date may be extended by Landlord for up to 60 days provided that Landlord continues diligently to pursue completion of Landlord’s Base Building Work. Landlord’s proposed schedule for Landlord’s Base Building Work is set forth in the Proposed Work Schedule included in Exhibit G; it being understood that such Proposed Work Schedule is furnished for information purposes only and, subject to the provisions of this Section 2(d) pertaining to the Base Building Work Target Completion Date, may change at Landlord’s sole discretion.
     (e) Vending/Conference Work. Prior to February 1, 2007 (the “Vending/Conference Work Target Completion Date”), Landlord shall use reasonable efforts to complete the build-out of the First Floor Vending Area and First Floor Conference Room pursuant to plans and specifications approved by Landlord therefor in locations on the First Floor to be determined by Landlord (the “Vending/Conference Work”), subject to Force Majeure Delays, delays that may be caused by actions of third parties other than other tenants of the Project and Tenant Delays, if any, which Vending/Conference Work Target Completion Date may be extended by Landlord for up to 60 days provided that Landlord continues diligently to pursue completion of the Vending/Conference Work. The First Floor Conference Room shall
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have seating for at least 40 people, a ceiling-mounted projector and mechanical screen, which equipment shall be subject to the License Agreement attached as Exhibit I.
     3. Rent.
     (a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
     (b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
     4. Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
     5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
     The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the operation, cleaning, repair, maintenance and management of the Project (including, without duplication, Taxes (as defined in Section 9), the costs of providing the receptionist as provided in Section 11 and maintenance, repairs and operation of the Shared Areas and other Common Areas as provided in Section 13, capital repairs and improvements made by Landlord in order to (i) reduce Operating Expenses, (ii) comply with changes in Legal Requirements of first application to the Project after the date hereof, or (iii) repair or replace failing or failed HVAC equipment serving the Premises or portion of the Project of which the Premises is a part, in each case amortized over the lesser of 7 years and the useful life of such capital items (it being understood that the costs of Landlord’s Work is excluded from Operating Expenses), and the costs of Landlord’s third party property manager up to 4.0% of Base Rent or, if there is no third party property manager, administration rent in the amount of 4.0% of Base Rent), excluding only:
     (a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;
     (b) capital expenditures for expansion of the Project or for purposes other than those expressly set forth in this Lease;
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     (c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;
     (d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);
     (e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
     (f) legal and other expenses incurred in the negotiation or enforcement of leases;
     (g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
     (h) costs of utilities outside normal business hours sold to tenants of the Project;
     (i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
     (j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to, or do not perform services or job functions in connection with, the operation, management, maintenance or repair of the Project;
     (k) general organizational, administrative and overhead costs other than as expressly provided in this Lease, including any management or administrative fee and any administrative costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
     (l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
     (m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
     (n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
     (o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
     (p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
     (q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges
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therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
     (r) costs incurred in the sale or refinancing of the Project;
     (s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and
     (t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by tenants of the Project under leases for space in the Project or persons other than such tenants of the Project.
     Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.
     The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60-day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 5 largest in the United States or the reputable independent public accounting firms in the New England region, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount, plus interest at the rate of 12% per annum from the date of the receipt by Tenant of the Annual Statement to the date of such credit, to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess, plus interest at the rate of 12% per annum from the date of the receipt by Tenant of the Annual Statement to the date of such payment, to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess, plus such interest, to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on
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average during any year of the Term, items of Operating Expenses that vary according to levels of occupancy shall be reasonably extrapolated by Landlord to the amount that would be incurred in the event the Project had been 95% occupied on average during such year.
     “Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
     6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in Massachusetts or California. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall cause to be issued to Landlord on demand a replacement Letter of Credit to restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.
     If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
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     7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.
     Landlord shall, as an Operating Expense as provided in Section 5 (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located and arises after the date of Tenant’s occupancy of the Premises), or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, except to the extent a Legal Requirement is generally applicable to similar buildings in the area in which the Project is located and arises after the date of Tenant’s occupancy of the Premises, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements arising after the date of Tenant’s occupancy of the Premises or from Tenant’s particular use of the Premises, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any such Legal Requirement.
     8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the
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Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over. Provided that Landlord has notified Tenant that Landlord may incur consequential damages as a result of Tenant’s holding over, such damages suffered by Landlord shall include without limitation consequential damages should Tenant retain possession of the Premises more than 30 days after the expiration or termination of the Term. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
     9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include (i) any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder or (ii) franchise, capital stock, gift, estate or inheritance taxes. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant, and in the case of those levied against Landlord, provided that such Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises are expressly allocated by the Governmental Authority to such personal property or trade fixtures of Tenant. If, in the reasonable determination of Landlord based on information available from the applicable Governmental Authority, any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
     10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded.
     11. Utilities, Services.
     (a) Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively,
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“Utilities”). Landlord shall pay, as Operating Expenses as provided in Section 5 or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.
     (b) Landlord shall provide the services of a receptionist subject to the terms and conditions of this Lease on the first floor of the Building between the hours of 9:00 a.m. and 5:00 p.m Eastern Time (with a lunch break and other reasonable breaks excepted), Monday through Friday, holidays excepted. The starting and ending times of such receptionist service shall be subject to change upon notice from Landlord. The receptionist’s duties shall be limited to greeting visitors and directing them to the First Floor Conference Room or to tenant areas and maintaining the schedule for use by tenants of the Project of the First Floor Conference Room. The Landlord reserves the right to implement and modify at any time and from time to time operational rules for use of the First Floor Conference Room by tenants of the Project. Landlord shall have no liability in the event that the First Floor Conference Room is not available for use by Tenant at any specific time, whether scheduled or unscheduled or for brief interruptions in the receptionist service. All costs associated with such receptionist service and First Floor Conference Room shall be included as Operating Expenses under this Lease.
     12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Notwithstanding the foregoing, any interior, non-structural Alterations that (a) cost less than $75,000 in the aggregate, (b) do not affect fire-safety, or Building Systems, and (c) do not affect any penetrations in or otherwise affect any walls, floors, roofs or structural elements of the Project, shall not require Landlord’s prior approval if Tenant delivers notice of such Alterations to Landlord at least 10 days prior to commencing such work. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to all out-of-pocket costs actually incurred by Landlord or its agents in connection with any plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
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     Tenant shall furnish reasonable security or make other reasonable arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.
     Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the Third Floor TI Fund (as defined in the Third Floor Work Letter attached hereto as Exhibit C-1) or not installed by Landlord as part of Landlord’s Work (as defined in the First Floor Work Letter attached hereto as Exhibit C-2), in each case which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the Third Floor TI Fund or installed by Landlord as part of Landlord’s Work under the First Floor Work Letter, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch, and including without limitation the autoclave and cagewasher referenced in Section 5(c) of the Work Letter for Third Floor Premises attached hereto as Exhibit C-1 (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.
     13. Landlord’s Repairs. Landlord, as an Operating Expense (subject to the provisions of Section 5), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including without limitation the Shared Areas (including without limitation the machinery and equipment located in the glass wash and auto-clave room, and all furniture and fixtures in the common conference room, HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Landlord, as an Operating Expense, shall maintain those portions of the HVAC system serving the Premises to comply with ASHRAE standards for office and laboratory occupancy, as applicable, subject to the terms and conditions of this Lease, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any Tenant Parties excluded. Those portions of the HVAC system serving the Premises are included within the Building Systems hereunder. Losses and damages caused by Tenant or any Tenant Party to any Building Systems shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in
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case of emergency, give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or, except as expressly provided in Section 31, to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
     14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition, subject to reasonable wear and tear and the provisions of Section 18 regarding damage by fire or other insured casualty, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice (which 30-day period shall run concurrently with any time period for performance under Section 20), and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.
     15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after written notice thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
     16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further hereby irrevocably waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records), unless caused by the willful misconduct or negligence of Landlord. Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.
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     17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than the full replacement cost of the Building and the back-up generator, if any, as may be located outside of the Building. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
     Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds. The commercial general liability policy shall insure on an occurrence and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.
     In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
     The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for,
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and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
     Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.
     18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), either party may elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction and such election shall be made if at all within 30 days of the date of Landlord’s notice. Unless either party elects to terminate this Lease within such 30-day period, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration, and in either event this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.
     Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.
     Notwithstanding the foregoing, Landlord or Tenant may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or Landlord may terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.
     The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter
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be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.
     19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, damages arising from Tenant’s loss of its interest under this Lease in respect of market conditions at the time of the Taking, and damage to Tenant’s Personal Property as listed on Exhibit F, as the same may be amended from time to time pursuant to this Lease, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
     20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
     (a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
     (b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.
     (c) Abandonment. Tenant shall abandon the Premises together with Tenant’s failure to perform its obligations hereunder, including without limitation the obligation to yield-up and surrender the Premises in accordance with this Lease, it being understood that the requirements of Section 28 shall apply to any abandonment or vacating of the Premises by Tenant.
     (d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
     (e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after notice to Tenant (including notice from parties other than Landlord) that any such lien is filed against the Premises.
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     (f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
     (g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.
     (h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.
     21. Landlord’s Remedies.
     (a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
     (b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 5% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
     (c) Remedies. Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or
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otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.
     (i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.
     (ii) In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;
     (A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and
     (B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, less the fair market rental value of the Premises for the same period, with the result discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and
     (C) all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less
     (D) the net proceeds of any re-letting actually received by Landlord.
     (iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.
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     (iv) Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.
     (v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.
     (vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.
     (vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.
     (viii) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense.
     (ix) Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.
     22. Assignment and Subletting.
     (a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.
     (b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous
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Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion, or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”); provided that it shall be reasonable for Landlord to withhold its consent, among other reasons, in any of the following instances: (i) the business or financial reputation of the proposed assignee or sublessee, or the business or financial reputation of any of the respective principals or officers thereof, is objectionable in Landlord’s reasonable judgment, (ii) the proposed assignee or sublessee is engaged in areas of scientific research or other business concerns that are controversial, in Landlord’s reasonable judgment, or its proposed use of the Premises will violate any applicable Legal Requirement, (iii) the proposed assignee or sublessee is at that time an occupant of the Project or negotiating with Landlord or an affiliate thereof for the lease of other space in the Project, (iv) the proposed assignee or sublessee does not have a net worth, as of the date of the Transfer, at least equal to the greater of (A) the net worth of Tenant as of the date of the Lease, and (B) the net worth of Tenant immediately prior to the Transfer Date, or otherwise lacks the creditworthiness to support the financial obligations it would incur under the proposed assignment or sublease, (v) the proposed assignee or sublessee is a governmental agency, (vi) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord, (vii) Landlord has received from any other landlord to the proposed assignee or sublessee a negative report concerning such other landlord’s experience with the proposed assignee or sublessee, (viii) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or sublessee, (ix) the proposed assignment or sublease will create a vacancy elsewhere in the Project, or (x) the assignment or sublease is prohibited by Landlord’s lender. In any event, Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting.
     If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.
     Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice.
     Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant or transactions with an entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets or ownership interests are transferred (a “Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment.
     (c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
     (i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease,
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such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
     (ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
     (d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, after deduction of the reasonable out-of-pocket costs incurred with respect to the transaction, including any brokerage fees, legal expenses, tenant improvements paid for by Tenant (excluding however, any Rent payable under this Section) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
     (e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
     (f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental
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condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
     23. Estoppel Certificate. Each Party shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that to the best of the certifying party’s knowledge there are not any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. A party’s failure to deliver such statement within such time shall, at the option of the requesting party, be conclusive the parties that the Lease is in full force and effect and without modification except as may be represented by the requesting party in any certificate prepared by the requesting party and delivered to the other party for execution.
     24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
     25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
     26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
     27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. For a period of 60 days after the Commencement Date, Landlord will use commercially reasonable efforts to cause the current holder of any Mortgage on the Premises to execute and deliver to Tenant, at Tenant’s expense, a subordination, nondisturbance and attornment agreement in a form reasonably acceptable to such Mortgage holder. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust,
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security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
     28. Surrender. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $1,500. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.
     If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.
     Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
     29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN
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CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     30. Environmental Requirements.
     (a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, he Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.
     (b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver an updated Hazardous Materials List before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Upon written request from Landlord, Tenant shall deliver to Landlord an updated Hazardous Materials List, provided that Landlord will make such request no more than once per year. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:
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permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
     (c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) to the best of its knowledge, Tenant has not been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or resulted from Tenant’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
     (d) Testing. Provided that Landlord shall give Tenant reasonable prior notice, Landlord shall have the right during reasonable business hours (or after hours if requested by Tenant), to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Such testing shall not materially adversely affect the use of any portion of the Premises. Tenant shall not be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
     (e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.
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     (f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
     (g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
     31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
     Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.
     All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only
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the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.
     32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Project (outside of the Premises) stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.
     33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
     34. Force Majeure. Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).
     35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than Richards Barry Joyce & Partners and Jones Lang Lasalle/Spaulding and Slye, each of whom will be paid a commission by Landlord pursuant to a separate agreement. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
     36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR
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(AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
     37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
     38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Subject to applicable laws and regulations and the ability to obtain permits therefor under applicable law, Landlord shall install, at Landlord’s expense, its standard building monument sign adjacent to the entry driveway off Beaver Street. Upon the erection of any such a building monument sign, Landlord shall list Tenant’s name on the sign, together with names of other tenants of the Project.
     39. Right to Negotiate
     (a) Expansion in the Building. If at any time after the Commencement Date any Available Space (as defined below) in the Project becomes available for lease, Landlord shall give notice of such availability to Tenant, including the date of availability of the Available Space and the Rent for such space which shall be market rent as determined by Landlord. Landlord shall thereafter, for a period of up to 20 days, negotiate in good faith with Tenant for Tenant’s lease of such space on such terms as shall be acceptable to Landlord and Tenant (the “Negotiation Right”). For purposes of this Section 39(a), “Available Space” shall mean any space on the second floor of the Building in the Project not previously offered to Tenant and which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such
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tenant has a right to renew) its occupancy of such space, it being understood that the Second Floor Premises shall not be considered Available Space when Tenant surrenders it but may become Available Space following its occupation by a third-party tenant.
     (b) Amended Lease. If after the expiration of such 20 day period, no lease amendment or lease agreement for the Available Space has been executed, such Negotiation Right shall be waived and of no further force or effect with respect to such Available Space at any time during the balance of the Term, except that during the period of 30 days following the expiration of such 20 day period, prior to Landlord’s offering the Available Space to a third party on economic terms (including the base rent, value of any tenant improvements or tenant allowances to be provided by Landlord, free rent periods and other economic concessions, if any) (collectively, the “New Terms”), the aggregate value of which New Terms are not at least equal to 90% of the aggregate value of the economic terms (including the base rent, value of any tenant improvements or tenant allowances to be provided by Landlord, free rent periods and other economic concessions, if any) offered to Tenant during such 20 day period referred to in Section 39(a), Landlord shall give notice of such New Terms and the date of availability of the Available Space in writing to Tenant. Landlord shall thereafter, for a period of up to 7 days, negotiate in good faith with Tenant for Tenant’s lease of such space on the New Terms and such other terms as shall be acceptable to Landlord and Tenant (the “Repeat Negotiation Right”). If after the expiration of such 7 day period, no lease amendment or lease agreement for the Available Space has been executed, such Repeat Negotiation Right and the Negotiation Right shall be waived and of no further force or effect with respect to such Available Space at any time during the balance of the Term. Following the expiration of the 30 day period referred to above in this Section 39(b), Landlord shall be free to lease such Available Space to any party on any terms.
     (c) Exceptions. Notwithstanding the above, the Negotiation Right shall not be in effect and may not be exercised by Tenant:
     (i) during any period of time that Tenant is in Default under any provision of the Lease; or
     (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.
     (d) Termination. The Negotiation Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Negotiation Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.
     (e) Rights Personal. Negotiation Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.
     (f) No Extensions. The period of time within which any Negotiation Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Negotiation Rights.
     40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:
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     (a) Extension Right. Tenant shall have one right (the “Extension Right”) to extend the term of this Lease for five years (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 14 months prior, to the expiration of the Base Term of the Lease.
Upon the commencement of any Extension Term, Base Rent shall be the payable at the greater of (i) 95% of the Market Rate (as defined below), or (ii) the Base Rent rate payable as of the date immediately preceding the commencement of the Extension Term. Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, “Market Rate” shall mean the then current market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent.
If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during such subsequent Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 150 days prior to the expiration of the Base Term of this Lease, or the expiration of any then effective Extension Term, elect arbitration as described in Section 40(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have accepted Landlord’s determination of Market Rent.
     (b) Arbitration.
     (i) Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
     (ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
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     (iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
     (c) Right Assignability. The Extension Right set forth in this Section 40 may be assigned, as part of an assignment of all of Tenant’s interests in and to this Lease which is a Permitted Assignment as defined in Section 22(b) or an assignment to which Landlord has given its consent hereunder.
     (d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:
     (i) during any period of time that Tenant is in Default under any provision of this Lease; or
     (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
     (e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
     (f) Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
     41. Early Termination Right. Tenant shall have the right to terminate this Lease prior to the expiration of the Base Term upon the following terms and conditions:
     (a) Termination Right. Tenant shall have one right (the “Early Termination Right”) to terminate this Lease effective as of November 30, 2009 (the “Termination Effective Date”), provided that Tenant gives Landlord written notice of its election to exercise each Early Termination Right no later than May 15, 2009 and such written notice is accompanied by payment of the amount equal to 12 times the then-current monthly Base Rent and Operating Expenses for the Premises.
     (b) Termination and Surrender Documentation. If the Early Termination Right is timely exercised by Tenant in accordance with this Lease, the parties shall enter into a customary Termination and Surrender Agreement that reflects the terms and conditions of this Lease and the Termination Effective Date.
     (c) Exceptions. Notwithstanding the above, the Early Right shall not be in effect and may not be exercised by Tenant:
     (i) during any period of time that Tenant is in Default under any provision of the Lease; or
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     (ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Early Termination Right.
     (d) Termination. The Early Termination Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Early Termination Right, if, after such exercise, but prior to the Termination Effective Date, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Early Termination Right to the date of the Termination Effective Date, whether or not such Defaults are cured.
     (e) Rights Personal. The Early Termination Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.
     (f) No Extensions. The period of time within which the Early Termination Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability or failure to exercise the Early Termination Rights.
     42. Miscellaneous.
     (a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
     (b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
     (c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 120 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.
     (d) Recordation. This Lease shall not be filed by or on behalf of Tenant in any public record. Upon request of either party, the other party shall execute and deliver a notice of lease as defined in M.G.L. c.183 § 4, and in such event, upon request of Landlord, Tenant shall, on or before the expiration or earlier termination of this Lease, execute and deliver to Tenant a notice of lease termination in recordable form.
     (e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
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     (f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
     (g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
     (h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
     (i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
     (j) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
     (k) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT: ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc.
By:	/s/ Charles R. Carter
Its: VP Finance and Corp Secretary

LANDLORD:

ARE-MA REGION NO. 9, LLC,
a Delaware limited liability company

By: ARE-MA REGION NO. 9MM, LLC,
       a Delaware limited liability company, manager

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
       a Delaware limited partnership, its member

By: ARE-QRS CORP.,
       a Maryland corporation,
       general partner

By:	/s/ Jennifer Pappas
Its: VP and Assistant Secretary

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EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES
[plan attached]
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EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

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EXHIBIT C-1 TO LEASE
[Tenant Build]
WORK LETTER FOR THIRD FLOOR PREMISES
     THIS WORK LETTER FOR THIRD FLOOR PREMISES dated as of November 14, 2006 (this “Third Floor Work Letter”) is made and entered into by and between ARE-MA REGION NO. 9, LLC, a Delaware limited liability company (“Landlord”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc. (“Tenant”), and is attached to and made a part of the Lease dated as of November 14, 2006 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
     1. General Requirements.
     (a) Tenant’s Authorized Representative. Tenant designates Charles Carter (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Third Floor Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Third Floor Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of any work to be performed by or on behalf of Landlord.
     (b) Landlord’s Authorized Representative. Landlord designates Thomas Andrews and Timothy White (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Third Floor Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Third Floor Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of any work to be performed by or on behalf of Landlord.
     (c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that The Richmond Group (or such other architect and contractor acceptable to Landlord and Tenant) shall be the architect (the “TI Architect”) and general contractor for the Third Floor Tenant Improvements (as defined below) in accordance with separate agreements in form and substance acceptable to Tenant in its reasonable discretion. Any subcontractors for the Third Floor Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
     2. Third Floor Tenant Improvements.
     (a) Third Floor Tenant Improvements Defined. As used herein, “Third Floor Tenant Improvements” shall mean all improvements to the Third Floor Premises desired by Tenant of a fixed and permanent nature. Other than funding the Third Floor TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Third Floor Premises for Tenant’s use and occupancy.
     (b) Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “Third Floor TI Design Drawings”) detailing Tenant’s requirements for the Third Floor

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Tenant Improvements upon the completion of the Third Floor TI Design Drawings. Not more than ten 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the Third Floor TI Design Drawings. Tenant shall cause the Third Floor TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the Third Floor TI Design Drawings.
     (c) Working Drawings. Not later than 15 business days following the approval of the Third Floor TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Third Floor Tenant Improvements (“Third Floor TI Construction Drawings”), which Third Floor TI Construction Drawings shall be prepared substantially in accordance with the Third Floor TI Design Drawings. Tenant shall be solely responsible for ensuring that the Third Floor TI Construction Drawings reflect Tenant’s requirements for the Third Floor Tenant Improvements. Landlord shall deliver its written comments on the Third Floor TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Third Floor TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the Third Floor TI Construction Drawings is consistent with the Third Floor TI Design Drawings, Landlord shall approve the Third Floor TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 2(d) below, Tenant shall not materially modify the Third Floor TI Construction Drawings except as may be reasonably required in connection with the issuance of the Third Floor TI Permit (as defined in Section 3(b) below).
     (d) Approval and Completion. Upon any dispute regarding the design of the Third Floor Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Third Floor Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable out of the Third Floor TI Fund (as defined in Section 5(d) below). Any changes to the Third Floor TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
     3. Performance of Tenant’s Work.
     (a) Definition of Tenant’s Work. As used herein, “Tenant’s Work” shall mean the work of constructing the Third Floor Tenant Improvements.
     (b) Commencement and Permitting of Tenant’s Work. Tenant shall cause The Richmond Group (or such other contractor acceptable to Landlord and Tenant) commence construction of the Third Floor Tenant Improvements upon obtaining a building permit (the “Third Floor TI Permit”) authorizing the construction of the Third Floor Tenant Improvements consistent with the Third Floor TI Construction Drawings approved by Landlord. The cost of obtaining the Third Floor TI Permit shall be payable from the Third Floor TI Fund. Landlord shall assist Tenant in obtaining the Third Floor TI Permit.
     (c) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the Third Floor TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion.
     4. Changes. Any changes requested by Tenant to the Third Floor Tenant Improvements after the delivery and approval by Landlord of the Third Floor TI Design Drawings, shall be requested and

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instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
     (a) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.
     (b) Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted.
     5. Costs.
     (a) Budget For Third Floor Tenant Improvements. Before the commencement of construction of the Third Floor Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant’s Work (the “Budget”). The Budget shall be based upon the Third Floor TI Construction Drawings approved by Landlord.
     (b) Third Floor TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“Third Floor TI Allowance”) of $155,000.00. The Third Floor TI Allowance shall be disbursed in accordance with this Third Floor Work Letter. Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the Tenant Improvement Allowance not required for the construction of (i) the Third Floor Tenant Improvements described in the Third Floor TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.
     (c) Costs Includable in Third Floor TI Fund. The Third Floor TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Third Floor Tenant Improvements, including, without limitation, the cost of preparing the Third Floor TI Design Drawings and the Third Floor TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “Third Floor TI Costs”), except that a portion of the Third Floor TI Allowance may be used for the purchase and installation of an autoclave and cagewasher (both of which are to be installed by Tenant in the First Floor Premises), and up to $62,000 of the Third Floor TI Allowance may be used to pay for cabling and wiring costs incurred by Tenant with respect to the Third Floor Premises (“Cabling Costs”). Notwithstanding anything to the contrary contained herein, and except for the portions of the Third Floor TI Fund that may be used for the autoclave and cagewasher and Cabling Costs as aforesaid, the Third Floor TI Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements.
     (d) Excess Third Floor TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Third Floor Tenant Improvements except to the extent of the Third Floor TI Allowance. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for Third Floor TI Costs and the cost of Minor Variations in excess of the Third Floor TI Allowance. If upon final completion of the Third Floor Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed Third Floor TI Fund, Tenant shall not be entitled to any such undisbursed amounts, all of which shall be retained by Landlord.
     (e) Payment for Third Floor TI Costs. Landlord shall pay Third Floor TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord may reasonably require, to the extent of Landlord’s

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approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Third Floor Tenant Improvements, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for such Third Floor Tenant Improvements.
     6. Miscellaneous.
     (a) Consents. Whenever consent or approval of either party is required under this Third Floor Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.
     (b) Modification. No modification, waiver or amendment of this Third Floor Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
     (c) Counterparts. This Third Floor Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.
     (d) Governing Law. This Third Floor Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.
     (e) Time of the Essence. Time is of the essence of this Third Floor Work Letter and of each and all provisions thereof.
     (f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the Third Floor TI Fund during any period Tenant is in Default under the Lease.
     (g) Severability. If any term or provision of this Third Floor Work Letter is declared invalid or unenforceable, the remainder of this Third Floor Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.
     (h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Third Floor Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Third Floor Work Letter.
     (i) Entire Agreement. This Third Floor Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Third Floor Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Third Floor Work Letter separate and apart from their respective remedies pursuant to the Lease.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Floor Work Letter to be effective on the date first above written.

TENANT: ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc.
By:	/s/ Charles R. Carter
Its: VP Finance and Corp Secretary

LANDLORD: ARE-MA REGION NO. 9, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 9MM, LLC, a Delaware limited liability company, manager

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its member

By:	ARE-QRS CORP., a Maryland corporation, general partner
By:	/s/ Jennifer Pappas
Its: VP and Assistant Secretary

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EXHIBIT C-2 TO LEASE
[Landlord Build]
WORK LETTER FOR FIRST FLOOR PREMISES
     THIS WORK LETTER FOR FIRST FLOOR PREMISES dated as of November 14, 2006 (this “First Floor Work Letter”) is made and entered into by and between ARE-MA REGION NO. 9, LLC, a Delaware limited liability company (“Landlord”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc. (“Tenant”), and is attached to and made a part of the Lease dated as of November 14, 2006 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
     1. General Requirements.
     (a) Authorized Representative. Tenant designates Charles Carter (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this First Floor Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this First Floor Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
     (b) Landlord’s Authorized Representative. Landlord designates Thomas Andrews and Timothy White (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this First Floor Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this First Floor Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
     (c) Development Schedule. The schedule for design and development of and the First Floor Tenant Improvements (as defined below), including without limitation the time periods for delivery of construction documents and performance, shall be in accordance with the Development Schedule attached hereto as Schedule A, subject to adjustment as mutually agreed by the parties in writing or as provided in this First Floor Work Letter (the “Development Schedule”).
     (d) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) The Richmond Group shall be the architect (the “TI Architect”) and the general contractor for the First Floor Tenant Improvements, and (ii) any subcontractors for the First Floor Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
     2. First Floor Tenant Improvements.
     (a) First Floor Tenant Improvements Defined. As used herein, “First Floor Tenant Improvements” shall mean all improvements to the First Floor Premises as set forth on the First Floor TI Construction Drawings (as defined below) as approved by Tenant pursuant to Section 2(c) hereof. Other

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than the First Floor Tenant Improvements, Landlord shall not have any obligation whatsoever with respect to the finishing of the First Floor Premises for Tenant’s use and occupancy.
     (b) Tenant’s First Floor Space Plans. The schematic drawings and outline specifications (the “First Floor TI Design Drawings”) detailing Tenant’s requirements for the First Floor Tenant Improvements are attached hereto as Schedule B.
     (c) Working Drawings. Not later than 10 business days following the execution and delivery of the Lease by Landlord and Tenant, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the First Floor Tenant Improvements (“First Floor TI Construction Drawings”), which First Floor TI Construction Drawings shall be prepared substantially in accordance with the First Floor TI Design Drawings. Tenant shall be solely responsible for ensuring that the First Floor TI Construction Drawings reflect Tenant’s requirements for the First Floor Tenant Improvements. Tenant shall deliver its written comments on the First Floor TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the First Floor TI Design Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the First Floor Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2.5 hereof. Provided that the design reflected in the First Floor TI Construction Drawings is consistent with the First Floor TI Design Drawings, Tenant shall approve the First Floor TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 2(e) below, Landlord shall not materially modify the First Floor TI Construction Drawings except as may be reasonably required in connection with the issuance of the First Floor TI Permit (as defined in Section 3(b) below).
     (d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the First Floor TI Construction Drawings must be completed and approved not later than September 1, 2006 in order for the Landlord’s Work to be Substantially Complete by the First Floor Target Commencement Date. Upon any dispute regarding the design of the First Floor Tenant Improvements, which is not settled within 5 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the First Floor Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable by Tenant. Any changes to the First Floor TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
     3. Performance of Landlord’s Work.
     (a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the First Floor Tenant Improvements.
     (b) Commencement and Permitting of Landlord’s Work. Landlord shall commence construction of First Floor Tenant Improvements upon obtaining a building permit authorizing the construction of the First Floor Tenant Improvements consistent with the First Floor TI Construction Drawings approved by Tenant (the “First Floor TI Permit”), which First Floor TI Permit shall be obtained at Landlord’s expense. Tenant shall assist Landlord in obtaining the First Floor TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof which: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

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     (c) Completion of Landlord’s Work. On or before the First Floor Target Commencement Date (subject to Tenant Delays and Force-Majeure Delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the First Floor TI Permit subject to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the First Floor Premises (“Substantial Completion”). Upon the Substantial Completion of Landlord’s Work, Landlord shall deliver a temporary or final certificate of occupancy for the First Floor Premises (which temporary certificate of occupancy may be subject to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the First Floor Premises), and shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this First Floor Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the First Floor TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.
     (d) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the First Floor TI Construction Drawings approved by Landlord and Tenant, the option will be within Landlord’s sole discretion. As to all building materials and equipment which Landlord is obligated to supply under this First Floor Work Letter, Landlord shall select the manufacturer thereof in its sole discretion.
     (e) Delivery of the First Floor Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the First Floor Premises. Tenant’s taking possession and acceptance of the First Floor Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with Code, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the First Floor TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have 1 year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and in the event Tenant notifies Landlord of a Construction Defect, Landlord will use reasonable efforts to remedy, or cause the responsible contractor or another contractor to remedy, such Construction Defect within a reasonable time period.
Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the First Floor Premises as part of Landlord’s Work. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant as Additional Rent under the Lease. Landlord shall diligently pursue any claims arising out of latent defects in the Landlord’s Work. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.
     (f) First Floor Completion Date Delay. The date on which Landlord’s Work has been Substantially Completed hereunder is referred to as the “First Floor Completion Date”. The Landlord shall not be liable for any delay with respect to completion of Landlord’s Work to the extent such delay is actually caused by a Tenant Delay or Force Majeure Delays (as defined below), and Tenant shall be obligated to begin paying Base Rent and Operating Expenses with respect to the First Floor Premises under the Lease from and after the First Floor Completion Date, or in the event of any Tenant Delay, the date that Landlord’s Work would have been completed but for such Tenant Delays, as certified by the TI Architect. Any of the following causes shall constitute a Tenant Delay hereunder:
     (i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

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     (ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;
     (iii) Construction of any Change Requests;
     (iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times;
     (v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;
     (vi) Tenant’s delay in providing information critical to the normal progression of the First Floor Tenant Improvements. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;
     (vii) Tenant’s delay in making payments to Landlord for Excess First Floor TI Costs (as defined in Section 5(d) below); or
     (viii) Any other act or omission by Tenant or any Tenant Party, or persons employed by any of such persons.
If the Completion Date is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the First Floor Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the First Floor Completion Date under the Lease.
     4. Changes. Any changes requested by Tenant to the First Floor Tenant Improvements after the execution of this First Floor Work Letter, which contains the First Floor TI Design Drawings approved by Tenant, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.
     (a) Tenant’s Right to Request Changes. If Tenant shall request changes to Landlord’s Work (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use its best efforts to respond to Tenant within 7 business days with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request (which costs shall be paid by Tenant to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be a Tenant Delay.
     (b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess First Floor TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

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Major Construction — Landlord Build	100 Beaver St., Waltham/Adnexus Therapeutics — Page 5
     5. Costs.
     (a) Budget For First Floor Tenant Improvements. Before the commencement of construction of the First Floor Tenant Improvements, Landlord shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred in connection with the design and construction of the First Floor Tenant Improvements (the “Budget”). The Budget shall be based upon the First Floor TI Construction Drawings approved by Tenant.
     (b) Excess First Floor TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the First Floor Tenant Improvements attributable to Changes or Tenant Delays. If at any time and from time-to-time, the First Floor TI Costs increase as a result of Changes or Tenant Delays, Tenant shall deposit with Landlord within 5 business days of request by Landlord 50% of the amount of such increase, and within 5 business days of the date of a certificate of occupancy for the First Floor Premises (including a temporary or conditioned certificate of occupancy), 50% of the amount of such increase, each as a condition precedent to Landlord’s obligation to complete the First Floor Tenant Improvements. The amount of such increase, whether required to be deposited with Landlord within 5 days of request or of the date of a certificate of occupancy, is referred to in this Work Letter as an “Excess First Floor TI Cost”. If Tenant fails to deposit, or is late in depositing, any Excess First Floor TI Cost with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Funds so deposited by Tenant shall be the first thereafter disbursed to pay Excess First Floor TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(b), Tenant shall be fully and solely liable for Excess First Floor TI Costs and the cost of Minor Variations. If upon Substantial Completion of the First Floor Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed amounts of Excess First Floor TI Costs paid by Tenant to Landlord, Tenant shall be entitled to such undisbursed amounts solely to the extent of any Excess First Floor TI Costs deposit Tenant has actually made with Landlord.
     (c) Payment for Landlord’s Improvements. Landlord shall bear all costs, expenses and fees incurred by or on behalf of Landlord in connection with the construction of Landlord’s Improvements, other than as a result of Tenant requested Changes or Tenant Delays, subject to the terms hereof and the terms of the Lease.
     6. Tenant Access.
     (a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the First Floor Premises (i) as of January 1, 2007 to perform any work (“Tenant’s First Floor Work”) required by Tenant in the First Floor Premises other than Landlord’s Work and provided that such Tenant’s First Floor Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the First Floor Premises unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance which Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.
     (b) No Interference. Neither Tenant nor any Tenant Party shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by the City of Waltham or other applicable Governmental Authority, and upon any such interference,

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Landlord shall have the right to exclude Tenant and any Tenant Party from the First Floor Premises until Substantial Completion of Landlord’s Work.
     (c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the First Floor Premises prior to the date Landlord’s Work is Substantially Complete for the purpose of performing any Tenant’s First Floor Work shall not be deemed an acceptance by Tenant of possession of the First Floor Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the willful misconduct or negligence of Tenant or any Tenant Party.
     7. Notification of Delays. Not less than once each calendar month from the date of this First Floor Work Letter through the Term Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this First Floor Work Letter or the Lease was delayed as a result of Tenant Delays or delays arising by reason of any Force Majeure as defined in Section 34 of the Lease (a “Force Majeure Delay”), which written notification shall also include a description of the nature of such Tenant Delay or Force Majeure Delay.
     8. Miscellaneous.
     (a) Consents. Whenever consent or approval of either party is required under this First Floor Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.
     (b) Modification. No modification, waiver or amendment of this First Floor Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
     (c) Counterparts. This First Floor Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.
     (d) Governing Law. This First Floor Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.
     (e) Time of the Essence. Time is of the essence of this First Floor Work Letter and of each and all provisions thereof.
     (f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the cost of the First Floor Tenant Improvements during any period Tenant is in Default under the Lease.
     (g) Severability. If any term or provision of this First Floor Work Letter is declared invalid or unenforceable, the remainder of this First Floor Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.
     (h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord’s Work and Tenant’s Work are merged in this First Floor Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this First Floor Work Letter.

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Major Construction — Landlord Build	100 Beaver St., Waltham/Adnexus Therapeutics — Page 7
     (i) Entire Agreement. This First Floor Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This First Floor Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this First Floor Work Letter separate and apart from their respective remedies pursuant to the Lease.
[ Signatures on next page ]

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Major Construction — Landlord Build	100 Beaver St., Waltham/Adnexus Therapeutics — Page 8
     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Floor Work Letter to be effective on the date first above written.

TENANT: TENANT: ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc.
By:	/s/ Charles R. Carter
Its: VP Finance and Corp Secretary

LANDLORD:

ARE-MA REGION NO. 9, LLC,
a Delaware limited liability company

By: ARE-MA REGION NO. 9MM, LLC, a Delaware
       limited liability company, manager

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
       a Delaware limited partnership, its member

By: ARE-QRS CORP.,
       a Maryland corporation,
       general partner

By:	/s/ Jennifer Pappas
Its: VP and Assistant Secretary

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Major Construction — Landlord Build	100 Beaver St., Waltham/Adnexus Therapeutics — Page 9
SCHEDULE A TO FIRST FLOOR WORK LETTER
Development Schedule
[attached]

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Major Construction — Landlord Build	100 Beaver St., Waltham/Adnexus Therapeutics — Page 10
SCHEDULE B TO FIRST FLOOR WORK LETTER
First Flooor TI Design Drawings
[attached]

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE
     This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this 2nd day of February, 2007, between ARE-MA REGION No. 9, LLC, a Delaware limited liability company (“Landlord”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of November 14, 2006 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
     Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is November 16, 2006 , the Rent Commencement Date is November 16, 2006, and the termination date of the Base Term of the Lease shall be midnight on November 30, 2011
     IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

ADNEXUS THERAPEUTICS, INC., a Delaware corporation, formerly known as Compound Therapeutics, Inc.
By:	/s/ Charles R. Carter
Its: VP Finance and Corp Secretary

LANDLORD:

ARE-MA REGION NO. 9, LLC,
a Delaware limited liability company

By:  ARE-MA REGION NO. 9MM, LLC, a Delaware
       limited liability company, manager

By:  ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
       a Delaware limited partnership, its member

By:  ARE-QRS CORP.,
       a Maryland corporation,
       general partner

By:	/s/ Jackie Clem
	Name:	Jackie Clem
	Title:	Assistant Vice President

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
EXHIBIT E TO LEASE
Rules and Regulations
     1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
     2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
     3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
     4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
     5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
     6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
     7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
     8. Tenant shall maintain the Premises free from rodents, insects and other pests.
     9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
     10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
     11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
     12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 2
     13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.
     14. No auction, public or private, will be permitted on the Premises or the Project.
     15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
     16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
     17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
     18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
     19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY
None except as set forth below:
     Third Floor Phone System

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
EXHIBIT G TO LEASE
LANDLORD’S BASE BUILDING WORK AND PROPOSED SCHEDULE
     The following changes to the building systems and roof shall constitute Landlord’s Base Building Work.
     1. Repair, if necessary, the cooling systems on the York air handling units that serve the Third Floor Premises so that such units function as designed.
     2. Clean and, as necessary, repair the energy recovery coils on the York air handling units that serve the Third Floor Premises.
     3. Perform maintenance and repair all of the VAV boxes serving the Third Floor Premises, such maintenance to include controls calibration, repair of any non-functioning stepped electric heating elements, installation of hot water heating coils and replacement of any failed fan units.
     4. Replace the existing ballasted roof system with a fully adhered roofing system including all necessary flashing work to existing roof penetrations.
     5. Install card access control on the freight elevator to limit access from the freight elevator to the Third Floor Premises. Passenger elevator access shall be controlled at the third floor lobbies by tenant.
     6. Install card access control to the stairwells on both ends of the third floor (i.e., two stairwells).
[Proposed Work Schedule for Landlord’s Base Building Work is attached (2 pages)]

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100 Beaver St., Waltham/Adnexus Therapeutics — Page 1
EXHIBIT H TO LEASE
SECOND FLOOR PREMISES DESCRIPTION
[plan attached]

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EXHIBIT I TO LEASE
FORM OF LICENSE AGREEMENT
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) dated as of                      ___, 2006 (“Effective Date”), is made and entered into by and between ARE-MA REGION NO. 9, LLC, a Delaware limited liability company (“Licensor”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation formerly known as Compound Therapeutics, Inc. (“Licensee”), with reference to the following Recitals:
RECITALS
     A. Licensor is the owner of that certain property commonly known as 100 Beaver Street, Waltham, Massachusetts (the “Property”).
     B. Licensee and Licensor are parties to that certain Lease Agreement dated as of                      ___, 2006 (the “Lease”) for certain space located at the Property and more particularly described therein (the “Premises”). All initially capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Lease.
     C. Licensee desires to have, and Licensor desires to grant to Licensee, certain rights to access and use a certain area of the Property described as the (i) “Shared Glasswash/Autoclave Area” on the second floor of the Project as shown on Exhibit A attached hereto, (ii) the First Floor Vending Area (as defined in the Lease) in the location on the first floor of the Project as determined by Landlord in its sole discretion, and (iii) the First Floor Conference Room (as defined in the Lease) in the location on the first floor of the Project as determined by Landlord in its sole discretion, all in accordance with the terms and provisions set forth below.
AGREEMENT
     For and in consideration of the covenants and premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. License.
     (a) Shared Glasswash/Autoclave Area. Effective upon the “Commencement Date” (as defined below), Licensor grants Licensee, and Licensee hereby accepts, a non-exclusive license to use the Shared Glasswash/Autoclave Area 24 hours a day, 7 days a week, subject to the terms and provisions of this Agreement.
     (b) First Floor Vending Area. Effective upon notice from Licensor to Licensee of the completion by Licensor of the Vending/Conference Work applicable to the First Floor Vending Area, Licensor grants Licensee, and Licensee hereby accepts, a non-exclusive license to use the First Floor Vending Area 24 hours a day, 7 days a week, subject to the terms and provisions of this Agreement.
     (c) First Floor Conference Room. Effective upon notice from Licensor to Licensee of the completion by Licensor of the Vending/Conference Work applicable to the First Floor Conference Room, Licensor grants Licensee, and Licensee hereby accepts, a non-exclusive license to use the First Floor Conference Room 24 hours a day, 7 days a week, subject to the terms and provisions of this Agreement.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED. Confidential and Proprietary — Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
registered trademarks of Alexandria Real Estate Equities, Inc.

License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
     (d) Licensed Area Defined. The Shared Glasswash/Autoclave Area, First Floor Vending Area and First Floor Conference Room are collectively defined as the “Licensed Area,” and any reference herein to the Licensed Area shall refer to all and any part or component of the Licensed Area.
     (e) Shared Use. Licensee’s use of the Licensed Area shall be on a first come first served basis and Licensor shall not be responsible for enforcing any party’s right to use the Licensed Area. Upon request, Licensor shall assist Licensee in working with other licensees entitled to use the Licensed Area in developing a schedule for use of the Licensed Area by all parties.
     2. Use. Licensee shall exercise its limited rights hereunder in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Property or Licensed Area and the use and occupancy thereof, including any and all reasonable rules and regulations to be attached as Exhibit B hereto, as the same may be revised by Licensor from time to time, a copy of which revisions shall be provided to Licensee.
     3. Term.
     (a) The term of this Agreement shall commence on the Effective Date hereof (the “Commencement Date”) and continue until the earlier to occur of (a) the last day on which Licensee is entitled to occupy the Premises pursuant to the terms of the Lease, (b) the date this Agreement is sooner terminated pursuant to its terms, and (c) the date the Lease is sooner terminated pursuant to its terms. The period between the Commencement Date and the date of expiration or termination of this Agreement shall be the “Term.”
     (b) Licensee shall have the right to terminate this Agreement and the license granted hereunder at any time during the Term, for any or no reason, upon thirty (30) days’ prior written notice to Licensor.
     (c) Upon the expiration or earlier termination of this Agreement, Licensee shall remove its personal property (if any) from the Licensed Area, and shall immediately return to Licensor all keys and/or access cards to the Licensed Area. If any such access card or key is lost, Licensee shall pay to Licensor, at Licensor’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any of Licensee’s property not removed by Licensee as required herein shall be deemed abandoned and may be stored, removed and disposed of by Licensor at Licensee’s expense, and Licensee waives all claims against Licensor for any damages resulting from Licensor’s retention and/or disposition of such property. All obligations of Licensee not fully performed as of the expiration or termination date shall survive such expiration or termination.
     4. Relocation and Modification of Licensed Area. Licensor shall have the right at any time to reconfigure, relocate or modify the Licensed Area from time to time and to revise or expand any of the services (if any) provided therein, and to add, change, reconfigure or relocate any of the Equipment (as hereinafter defined) located therein. In the event of modification by Landlord to all or part of the Licensed Area, such modification shall not materially reduce the general utility of the such Licensed Area (or part thereof) for glasswash and autoclave uses, vending use, conference room use with seating for at least 40 people, as applicable.
     5. Interference. Licensee shall use the Licensed Area in a manner that will not interfere with the rights of any tenants, other licensees or Licensor’s service providers. Licensor assumes no responsibility for enforcing Licensee’s rights or for protecting the Licensed Area or Licensee’s personal property from interference or use from any person, including, without limitation, tenants or other licensees

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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
of the Property. Licensor shall not be liable for any damages arising from any act, omission, or neglect of any tenant or other licensee of the Property or any other third party.
     6. Default by Licensee.
     (a) Each of the following events shall be a default hereunder (“Default”),
     (i) if Licensee fails to comply with any of the terms or provisions of this Agreement, and fails to cure such default within 10 days after the date of delivery of written notice of default from Licensor; or
     (ii) during the occurrence and continuation of any Default (as defined in the Lease) under the Lease.
     (b) In the event of any Default by Licensee hereunder, Licensor shall be entitled to all rights and remedies provided for Landlord under the Lease, and all other rights and remedies provided at law or in equity, including without limitation, termination of this Agreement and the license granted hereunder.
     (c) Licensor shall not be in default hereunder unless Licensor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Licensee specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, in which case Licensor shall not be in default if Licensor commences performance within such 30 day period and thereafter diligently prosecutes the same to completion). Licensee’s sole remedy for any breach or default by Licensor hereunder shall be to terminate this Agreement and Licensee hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect which provides additional or other remedies to Licensee as a result of any breach by Licensor hereunder or under any such law or regulation.
     7. Environmental Requirements. Licensee shall not cause or permit any Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Licensed Area in violation of applicable Environmental Requirements by Licensee or any employee, agent, representative, contractor or invitee of Licensee (each, a “Licensee Party”). If Licensee breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Licensed Area during the Term or any holding over results in contamination of the Licensed Area, the Project or any adjacent property or if contamination of the Licensed Area, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Licensed Area by anyone other than Licensor and Licensor’s employees, agents and contractors otherwise occurs during the Term or any holding over, Licensee hereby indemnifies and shall defend and hold Licensor, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Licensed Area or the Project, or the loss of, or restriction on, use of the Licensed Area or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Licensor by Licensee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local governmental authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Licensed Area. Without limiting the foregoing, if the presence of any Hazardous Materials in the Licensed

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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
Area, the Project or any adjacent property caused or permitted by Licensee or any Licensee Party results in any contamination of the Licensed Area, the Project or any adjacent property, Licensee shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Licensed Area, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Licensor’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Licensed Area or the Project. Licensee’s obligations under this Section 7 shall survive the expiration or earlier termination of this Agreement.
     8. Indemnification and Limitation of Liability.
     (a) Licensor’s sole obligation for providing equipment, systems, furnishings or personal property to the Licensed Area, whether or not affixed to the Building (collectively, “Equipment”) shall be (i) with respect to the Shared Glasswash/Autoclave Area, to provide glasswash equipment and an autoclave, (ii) with respect to the First Floor Vending Area, to provide such Equipment as is determined by Licensor in its sole and absolute discretion, (iii) with respect to the First Floor Conference Room, to provide seating for up to 40 persons, a ceiling-mounted projector and mechanical screen, and (iv) with respect to the Licensed Area, to contract with a third party to maintain the Equipment that is deemed by Licensor (in its sole and absolute discretion) to need periodic maintenance per the manufacturer’s standard maintenance guidelines. Licensor shall have no obligation to provide Licensee with Equipment that functions at a specified level of operability, any back-up Equipment or back-up utilities or to supervise, oversee or confirm that the third party maintaining the Equipment is maintaining the Equipment as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Equipment when such Equipment is not operational, including any delays thereto due to the inability to obtain parts or replacements, Licensor shall have no obligation to provide Licensee with alternative or back-up Equipment or alternative sources thereof. Licensee expressly acknowledges and agrees that Licensor does not guaranty that the Equipment will be operational at all times, will function or perform adequately, or that such Equipment will be available when needed, and Licensor shall not be liable for any damages resulting from the failure of such Equipment. Without limiting the provisions of this Section 8(a), if Licensor determines that any of the Equipment should be replaced (which determination shall be in Licensor’s sole discretion), the replacement shall be reasonably comparable in function. Licensee acknowledges that Licensor shall not be operating any Equipment that may be provided in the Licensed Area, and that Licensee shall be responsible for all personnel required to operate the Equipment in connection with Licensee’s use thereof. The terms and provisions of this Section 8(a) shall survive the expiration or earlier termination of this Agreement.
     (b) NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE TO THE CONTRARY: (i) LICENSOR SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR (AND LICENSEE AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE, THEFT OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; AND (ii) THERE SHALL BE NO PERSONAL RECOURSE TO LICENSOR FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE LICENSED AREA OR ARISING IN ANY WAY UNDER THIS LICENSE AGREEMENT OR ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LICENSOR HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LICENSOR’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LICENSOR’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (iii) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED

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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
AGAINST LICENSOR IN CONNECTION WITH THIS LICENSE AGREEMENT NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LICENSOR OR ANY OF LICENSOR’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. LICENSEE ACKNOWLEDGES AND AGREES THAT THERE ARE NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, MADE BY LICENSOR OR OTHERWISE WITH RESPECT TO THE LICENSED AREA OR ANY SERVICES (IF ANY) PROVIDED THEREIN, AND LICENSEE DISCLAIMS ANY AND ALL SUCH WARRANTIES.
     (c) Licensee hereby indemnifies and agrees to defend, save and hold Licensor and its affiliates, employees, agents, representatives, contractors, members, officers and shareholders and its and their successors and assigns (each, a “Licensor Party”) harmless from and against, and releases each Licensor Party from, any and all claims, losses, liabilities, costs and damages for injury or death to persons or damage to property occurring within or about the Licensed Area, or arising directly or indirectly out of (i) Licensee’s use of the Licensed Area, (ii) a breach or default by Licensee in the performance of any of its obligations hereunder, or (iii) the Equipment or the existence, use or failure thereof. The terms and provisions of this Section 8(c) shall survive the expiration or earlier termination of this Agreement.
     (d) Losses and damages caused by Licensee or any Licensee Party shall be repaired by Licensor at Licensee’s sole cost and expense. Licensee shall not undertake any repairs of the Equipment or the Licensed Area and Licensee waives any rights it may have under any state or local law to make any such repairs.
     9. Miscellaneous.
     (a) This Agreement, together with the Lease, constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Agreement must be in writing and executed by both parties.
     (b) If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby.
     (c) This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the respective parties.
     (d) All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth in the Lease (as the same may be revised from time to time in accordance with the terms of the Lease).
     (e) The license granted hereunder is appurtenant to Licensee’s leasehold interest in the Premises and may not be assigned, sublicensed or otherwise pledged or transferred, directly or indirectly, regardless of any permitted sublease of the Premises. Notwithstanding the foregoing, in the event of a permitted assignment of the Lease or an assignment of the Lease to which Licensor consents (but not in the event of a permitted sublease), this Agreement shall automatically be assigned thereby, and thereupon the assigning Licensee shall have no further rights to use or access the Licensed Area. Upon any assignment of this Agreement (automatic or otherwise), the assignee shall agree in writing to be bound by the terms and provisions of this Agreement. Notwithstanding any assignment (automatic or otherwise) of this Agreement, Licensee shall at all times remain fully and primarily responsible and liable for compliance with all of Licensee’s obligations under this License. This Agreement shall be construed, interpreted, governed and enforced pursuant to the laws of the state in which the Property is located.

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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
     (f) This Agreement may be executed in multiple counterparts but all counterparts taken together shall constitute a single document.
     (g) Time is of the essence of each and every provision of this Agreement.
     (h) The parties to this Agreement hereby acknowledge that each such party and its counsel have participated in the negotiation and preparation of this Agreement, and this Agreement shall be construed and interpreted without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.
     (i) Licensee acknowledges that its use of the Licensed Area is non-exclusive and will be subject to the use of other tenants and licensees of the Property. Licensee acknowledges that it will be important for all such users to cooperate with each other to maintain the confidentiality of each party’s documents and operations as well as information a party may hold under confidential arrangements with third parties. Licensee shall maintain and treat as confidential and secret all information and materials which may intentionally or unintentionally be disclosed to it in connection with such shared occupancy (the “Confidential Information”). Licensee shall not disclose Confidential Information to any third party and will take appropriate action by instruction, agreement or otherwise with its employees, agents, affiliates, associates, representatives, contractors and invitees to ensure that security of the Confidential Information is maintained. Notwithstanding the foregoing, Licensee may disclose Confidential Information to the extent that (a) disclosure is compelled by judicial or administrative process or other requirements of law, or (b) Licensee can show that such Confidential Information (i) was publicly available prior to the date of this Agreement or thereafter became publicly available without violation of this Agreement by Licensee or its employees, agents, affiliates, associates, representatives, contractors or invitees, or (ii) became available to Licensee by means other than its use of or access to the Licensed Area. The provisions of this Section 9(j) shall survive the expiration or earlier termination of this Agreement.
[SIGNATURES ON NEXT PAGE]

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED. Confidential and Proprietary — Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
     IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LICENSOR:	ARE-MA REGION NO. 9, LLC, a Delaware limited liability company

	By:	ARE-MA REGION NO. 9MM, LLC, a Delaware limited liability company, manager

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Name:
Title:

LICENSEE:	ADNEXUS THERAPEUTICS, INC., a Delaware corporation formerly known as Compound Therapeutics, Inc.
By:
Name:
Title:

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License Agreement	100 Beaver St., Waltham/Adnexus Therapeutics
EXHIBIT A
DEPICTION OF SHARED GLASSWASH/AUTOCLAVE AREA
[attached]

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RIGHTS RESERVED. Confidential and Proprietary — Do Not
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A-1

EXHIBIT B
RULES AND REGULATIONS
Rules and regulations (if any) may be established and implemented by Licensor during the Term and a copy thereof shall be provided to Licensee.
© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL — DO NOT COPY

FIRST AMENDMENT TO LEASE
     This First Amendment to Lease (the “First Amendment”) is made as of March 7, 2007, by and between ARE-MA REGION NO. 9, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101 (“Landlord”), and ADNEXUS THERAPEUTICS, INC., a Delaware corporation, having an address at 100 Beaver Street, Suite 301, Waltham, MA 02453 (“Tenant”).
RECITALS
     A. Landlord and Tenant have entered into that certain Lease Agreement (the “Lease”) dated as of November 14, 2006 (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 100 Beaver Street, Waltham, MA 02453 and legally described on Exhibit A attached to the Lease.
     B. Landlord has re-measured the Project and Premises and determined that amendment is necessary to reflect adjustments in the Rentable Area of Premises, Rentable Area of Project and Tenant’s Share of Operating Expenses. Landlord represents that it applied the re-measurement consistently to all the spaces occupied by tenants at the time of the re-measurement.
     C. Landlord and Tenant desire to amend the Lease to, among other things, adjust the Rentable Area of Premises and Rentable Area of Project, and accordingly, the Tenant’s Share of Operating Expenses.
AGREEMENT
     Now, therefore, the parties hereto agree that, effective as of February 1, 2007, the Lease is amended as follows:
1. Defined Terms. Any capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.
2. Premises. The definition of “Premises” in the Basic Lease Provisions on page 1 of the Lease shall be deleted and replaced with the following:

Premises:	That portion of the Project, containing approximately 32,070 rentable square feet, as determined by Landlord, as shown on Exhibit A and consisting of the following:
(1) Suite 301 consisting of approximately 30,169 rentable square feet on the third floor (the “Third Floor Premises”); and
(2) Suite 103 consisting of approximately 1,901 rentable square feet (the “First Floor Premises”).
The Third Floor Premises and First Floor Premises are collectively referred to as the “Premises”.
Exhibit A, which is attached to the Lease, shall remain the same, except that any references thereon to the size of the Premises in square feet or rentable square feet shall be deleted and replaced with 30,169 rentable square feet with respect to the Third Floor Premises, 1,901 rentable square feet with respect to the First Floor Premises and 32,070 with respect to the Premises.
© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL — DO NOT COPY

3 Rentable Area of Premises and Rentable Area of Project. The definitions of “Rentable Area of Premises” and “Rentable Area of Project” in the Basic Lease Provisions on page 1 of the Lease shall be deleted and replaced with the following:

Rentable Area of Premises:	Approximately 32,070 square feet with respect to the Premises, plus for the time period set forth in Section 2(b) approximately an additional 350 square feet with respect to the Second Floor Premises.

Rentable Area of Project:	Approximately 82,330 square feet.
4. Tenant’s Share of Operating Expenses. The definition of “Tenant’s Share of Operating Expenses” in the Basic Lease Provisions on page 1 of the Lease shall be deleted and replaced with the following:

Tenant’s Share of Operating Expenses:	38.95% for the Premises, plus for the time period set forth in Section 2(b) approximately an additional 00.43% for the Second Floor Premises.
5. Miscellaneous.
          (a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
          (b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
          (c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
          (d) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this           First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this           Amendment.
(Signatures on Next Page)
© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL — DO NOT COPY

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.
     LANDLORD:
     ARE-MA REGION NO. 9, LLC

By:	ARE-MA REGION NO. 9MM, LLC,
a Delaware limited liability company, manager

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its member

By:	ARE-QRS CORP., a Maryland corporation,
general partner

By:	/s/ Jackie Clem
	Name:	Jackie Clem
	Title:	Assistant Vice President

TENANT:
ADNEXUS THERAPEUTICS, INC.

By:	/s/ Charles R. Carter
	Name:	Charles R. Carter
	Title:	Vice President Corporate Finance and Corp. Secretary

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.
CONFIDENTIAL — DO NOT COPY